CIT GROUP FUNDING COMPANY OF CANADA

U.S.$ Senior Notes due

Fully, Unconditionally and Irrevocably Guaranteed

by

CIT Group Inc.

Underwriting Agreement

, 2006

[        ]

As Representatives of the Underwriters

c/o [ ]

Ladies and Gentlemen:

CIT Group Funding Company of Canada, an unlimited company organized under the laws of the Province of Nova Scotia, Canada (the “Company”), proposes to sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, the principal amount of its notes identified in Schedule I hereto (the “Notes,” and together with the related Guarantees (as defined below), the “Securities”). The Securities are to be issued under an indenture (the “Indenture”), dated as of                        , 2006, among the Company, CIT Group Inc., a corporation organized under the laws of Delaware (the “Guarantor”) and The Bank of New York, as trustee (the “Trustee”). The Notes will be fully, unconditionally and irrevocably guaranteed as to the payment of principal and interest (the "Guarantees") by the Guarantor. To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 24 hereof.

1.     Representations and Warranties. Each of the Company and the Guarantor, jointly and severally, represents and warrants to each Underwriter as set forth below in this Section 1.

(a)   The Company and the Guarantor meet the requirements for use of Form S-3 under the Act and have prepared and filed with the Commission a post-effective amendment to the Guarantor’s automatic shelf registration statement (as defined in Rule 405) (File number 333-131159) on Form S-3, including a related Base Prospectus, for registration under the Act of the offering and sale of the Securities. No notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company or the Guarantor. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or the Guarantor or related to the offering has been initiated or threatened by the Commission. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, became effective upon filing. The Company and the Guarantor have filed with the Commission, pursuant to Rule 424(b), the Preliminary Prospectus relating to the Securities, which has previously been furnished to you. The Company and the Guarantor will file with the Commission the Final Prospectus relating to the Securities in accordance with Rule 424(b). As filed, the Final Prospectus shall contain all information required by the Act and the rules thereunder, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and the Preliminary Prospectus) as the Company and the Guarantor have advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).

(b)   On each Effective Date, the Registration Statement did, and when the Final Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date, the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act and the respective rules thereunder; on each Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; on the date of filing of the Base Prospectus, the form of the Indenture filed with the Commission did, and on the Closing Date, the Indenture will, comply in all material respects with the applicable requirements of the Trust Indenture Act and the rules thereunder; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company and the Guarantor make no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company or the Guarantor by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriters consists of the information described as such in Section 8 hereof.

(c)   At the Execution Time, the Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company and the Guarantor by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(d)   The documents incorporated by reference in the Preliminary Prospectus, the Final Prospectus and the Registration Statement, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act and the respective rules thereunder, as applicable, and none of the documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Any further documents so filed and incorporated by reference in the Preliminary Prospectus, the Final Prospectus and the Registration Statement or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(e)   (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company, the Guarantor or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption in Rule 163, and (iv) at the Execution Time (with such date being used as the determination date for purposes of this clause (iv)), each of the Company and the Guarantor was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405. The Company and the Guarantor agree to pay the fees required by the Commission relating to the Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(f)    (i) At the earliest time after the filing of the Registration Statement that the Company, the Guarantor or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company and the Guarantor were not and are not Ineligible Issuers (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company or any Guarantor be considered an Ineligible Issuer.

(g)   Each Issuer Free Writing Prospectus, including, without limitation, the final term sheet prepared and filed pursuant to Section 5(b) hereto, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, including any document incorporated therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(h)   The Company is a “finance subsidiary” as defined in Rule 3-10 of Regulation S-X under the Act.

Any certificate signed by any officer of the Company or the Guarantor and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company and the Guarantor as to matters covered thereby, to each Underwriter.

2.     Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, (i) the Company and the Guarantor agree to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company and the Guarantor, at the purchase price set forth in Schedule I hereto, the principal amount of the Securities set forth opposite such Underwriter’s name in Schedule II hereto.

3.     Delivery and Payment. Delivery of and payment for the Securities shall be made on the date and at the time specified in Schedule I hereto or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to the account specified by the Company. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

4.     Offering by Underwriters. It is understood that the several Underwriters proposed to offer the Securities for sale to the public as set forth in the Final Prospectus.

5.     Agreements. The Company and Guarantor, jointly and severally, agree with the several Underwriters as follows:

(a)   Prior to the termination of the offering of the Securities, neither the Company nor the Guarantor will file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Prospectus) to the Base Prospectus unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Company and the Guarantor will cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (i) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement or for any supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company or the Guarantor of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company and the Guarantor will use their respective best efforts to prevent the issuance of any stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using their respective best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b)   Upon the request of the Underwriters, to prepare a final term sheet, substantially in the form of Exhibit A hereto, containing solely a description of the Securities and the offering thereof, in a final form approved by the Representatives and to file such term sheet pursuant to Rule 433(d) within the time required by such Rule.

(c)   If, at any time prior to the filing of the Final Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, the Company and the Guarantor will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(d)   If at any time when the Final Prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Final Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made at such time, not misleading, or if it should be necessary to amend the Registration Statement, file a new registration statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with the delivery of the Final Prospectus, the Company and the Guarantor will promptly (i) notify the Representatives of any such event; (ii) prepare and file with the Commission, subject to the requirements of paragraph (a) of this Section 5, prepare an amendment or supplement or new registration statement that will correct such statement or omission or effect such compliance; and (iii) use their respective best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Final Prospectus and (iv) supply any supplemented or amended Final Prospectus to the several Underwriters and counsel for the Underwriters without charge in such quantities as they may reasonably request.

(e)   The Guarantor will file such reports pursuant to the Exchange Act and the rules and regulations thereunder, as are necessary in order to make generally available to its security holders as soon as practicable an earning statement within the meaning of Rule 158 under the Act for the purposes of, and to provide the benefits contemplated by the last paragraph of Section 11(a) of the Act.

(f)    The Company and the Guarantor will furnish to the Representatives and counsel for the Underwriters, without charge, conformed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request. The Company and the Guarantor will pay the expenses of printing or other production of all documents relating to the offering.

(g)   The Company and the Guarantor will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate upon consultation with the Company and the Guarantor, will maintain such qualifications in effect so long as required for the sale of the Securities and will pay any fee of the National Association of Securities Dealers, Inc., in connection with its review of the offering; provided that in no event shall the Company or the Guarantor be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(h)   The Company and the Guarantor represent and agree that, unless they have obtained or will obtain the prior consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company and the Guarantor that, unless it has obtained or will obtain, as the case may be, the prior consent of the Company and the Guarantor, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a Free Writing Prospectus required to be filed by the Company or the Guarantor with the Commission or retained by the Company or the Guarantor under Rule 433, other than a Free Writing Prospectus that contains information in the final term sheet prepared and filed pursuant to Section 5(b) hereto; provided that the prior consent of the parties hereto shall be deemed to have been given in respect of any Free Writing Prospectus included in Schedule III hereto. Any such free writing prospectus that the parties hereto have agreed to use, prior to the use thereof, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company and the Guarantor agree that they have treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and they have complied and will comply, as the case may be, with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping. The Company and the Guarantor consent to the use by any Underwriter of a free writing prospectus that contains only (i) information describing the preliminary terms of the Securities or their offering or (ii) information that describes the final terms of the Securities or their offering and that is included in the final term sheet of the Company contemplated by Section 5(b).

(i)    During the period from the Effective Date and continuing to and including the Closing Date, neither the Company nor the Guarantor will offer, sell, contract to sell or otherwise dispose of debt securities of the Company or the Guarantor in the United States which are substantially similar to the Securities, without the prior written consent of the Representatives.

(j)    The Company and the Guarantor, jointly and severally, agree to pay the costs and expenses relating to the following matters: (i) the preparation of the Indenture, the issuance of the Securities and the fees of the Trustee; (ii) the preparation, printing or reproduction of the Preliminary Prospectus and the Final Prospectus and each amendment or supplement to either of them; (iii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Preliminary Prospectus and the Final Prospectus, and all amendments or supplements to either of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iv) the preparation, printing, authentication, issuance and delivery of certificates for the Securities; (v) any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (vi) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (vii) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states, and any other jurisdictions as the Representatives may designate pursuant to Section 5(g) (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification), provided that the Company and the Guarantor shall not be responsible for the fees and disbursements of more than one law firm (other than local counsel) for all the Underwriters in connection with the transactions contemplated by this clause (vii), including the preparation of a blue sky memorandum; (viii) the transportation and other expenses incurred by or on behalf of Company and Guarantor representatives in connection with presentations to prospective purchasers of the Securities; (ix) the fees and expenses of the accountants for the Company and the Guarantor and the fees and expenses of counsel (including local and special counsel) for the Company and the Guarantor; and (x) all other costs and expenses incident to the performance by the Company or the Guarantor of their obligations hereunder. It is understood, however, that, except as provided in this Section 5 and Sections 7 and 8 of this Agreement, the Underwriters will pay all of their own costs and expenses, including the costs and expenses of their counsel.

6.     Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company and the Guarantor contained herein at the Execution Time and the Closing Date, to the accuracy of the statements of the Company and the Guarantor made in any certificates pursuant to the provisions hereof, to the performance by each of the Company and the Guarantor of its obligations hereunder and to the following additional conditions:

(a)   The Final Prospectus, and any supplement thereto, has been filed in the manner and within the time period required by Rule 424(b); the final term sheet contemplated by Section 5(b) hereto, and any other material required to be filed by the Company and the Guarantor pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; the Company and the Guarantor have paid the fees required by the Commission relating to the Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r); and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b)   The Company and the Guarantor shall have requested and caused Shearman & Sterling LLP, United States counsel for the Company and the Guarantor, to furnish to the Representatives an opinion, dated the Closing Date and addressed to the Representatives, in form and substance satisfactory to the Representatives, to the effect set forth in Exhibit B hereto.

(c)   The Company and the Guarantor shall have requested and caused Eric S. Mandelbaum, Deputy General Counsel of the Guarantor, to furnish to the Representatives an opinion, dated the Closing Date and addressed to the Representatives, in form and substance satisfactory to the Representatives, to the effect set forth in Exhibit C hereto.

(d)   The Company and the Guarantor shall have requested and caused Stewart McKelvey Stirling Scales, Canadian corporate counsel for the Company and the Guarantor, to furnish to the Representatives an opinion, dated the Closing Date and addressed to the Representatives, in form and substance satisfactory to the Representatives, to the effect set forth in Exhibit D hereto.

(e)   The Company and the Guarantor shall have requested and caused Blake, Cassels & Graydon LLP, Canadian securities and tax counsel for the Company and the Guarantor, to furnish to the Representatives an opinion, dated the Closing Date and addressed to the Representatives, in form and substance satisfactory to the Representatives, to the effect set forth in Exhibit E hereto.

(f)    The Representatives shall have received from Wilmer Cutler Pickering Hale and Dorr LLP, United States counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Indenture, the Registration Statement, the Disclosure Package, the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company and the Guarantor shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(g)   The Guarantor, on behalf of itself and the Company, shall have furnished to the Representatives a certificate, signed by the principal financial or accounting officer of the Guarantor, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Final Prospectus, the Disclosure Package and any amendments or supplements thereto and this Agreement and that:

(i)           the representations and warranties of the Company and the Guarantor in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date, and each of the Company and the Guarantor has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and

(ii)          no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s and the Guarantor’s knowledge, threatened, and

(iii)        since the date of the most recent financial statements included or incorporated by reference in the Final Prospectus (exclusive of any supplement thereto), there has been no material adverse change in the condition (financial or otherwise), earnings, business or properties of the Guarantor and the Guarantor’s subsidiaries, including the Company, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

(h)   At the Closing Date, the Guarantor shall have requested and caused PricewaterhouseCoopers LLP to furnish to the Representatives a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of the Guarantor and its subsidiaries included or incorporated by reference in the Registration Statement and the Final Prospectus.

(i)    Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof), the Disclosure Package (exclusive of any supplement thereto) and the Final Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter referred to in paragraph (e) of this Section 6; or (ii) any change, or any development involving a prospective change, in or affecting the business, properties, financial condition or results of operations of the Guarantor and its subsidiaries, including the Company, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

(j)    Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Guarantor’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(k)   Prior to the Closing Date, the Company and the Guarantor shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company and the Guarantor in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 will be delivered at the office of Wilmer Cutler Pickering Hale and Dorr LLP, counsel for the Underwriters, at 1875 Pennsylvania Avenue, N.W., Washington, D.C. 20006, on the Closing Date.

7.     Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company or the Guarantor to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company and the Guarantor will reimburse the Underwriters severally through [           ] on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8.     Indemnification and Contribution. (a) The Company and the Guarantor agree, jointly and severally, to indemnify, defend and hold harmless each Underwriter and any person who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any loss, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, such Underwriter or any such other indemnified person may incur under the Act or otherwise, insofar as such loss, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Disclosure Package, the Preliminary Prospectus, the Final Prospectus or any amendment or supplement thereto, or arises out of or is based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such loss, expense, liability or claim arises out of or is based upon any alleged untrue statement of a material fact contained (i) therein in conformity with information furnished in writing by or on behalf of any Underwriter by the Representatives to the Company and the Guarantor expressly for use in any of such documents or (ii) in the Form T-1 Statement of Eligibility under the Trust Indenture Act of the Trustee or arises out of or is based upon any alleged omission to state therein a material fact in connection with such information required to be stated therein or necessary to make such information not misleading. The Company and the Guarantor’s agreement to indemnify each Underwriter or any such other indemnified person as aforesaid is expressly conditioned upon the Company and the Guarantor being notified of the action in connection therewith brought against an Underwriter or such controlling person by letter or telegram or other facsimile transmission addressed to the Company and the Guarantor with reasonable promptness after the first legal process which discloses the nature of the liability or claim shall have been served upon an Underwriter or such controlling person (or after it shall have received notice of such service upon any agent designated by it), but failure so to notify the Company and the Guarantor shall not relieve the Company and the Guarantor from any liability which it may have to an Underwriter or to such other indemnified person otherwise than on account of the indemnity agreement contained in this Section 8.

The Company and the Guarantor shall assume the defense of any suit brought to enforce any such liability or claim, including the employment of counsel satisfactory to such Underwriter or such other controlling person and the payment of all expenses. The Underwriter or such other indemnified person against whom such suit is brought shall have the right to employ one separate counsel in any such suit and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or the expense of such controlling person unless (i) the employment of such counsel has been specifically authorized by the Company and the Guarantor or (ii) the named parties to any such suit (including any impleaded parties) include such Underwriter or such controlling person and the Company and the Guarantor and such Underwriter or such other indemnified person shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Company and the Guarantor, in which case the Company and the Guarantor shall not have the right to assume the defense of such action on the behalf of such Underwriter or on the behalf of such other indemnified person, it being understood, however, that the Company and the Guarantor shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (and any required local counsel) for such Underwriter and such other indemnified persons, which firm (and local counsel, if any) shall be designated in writing by the Underwriter. Neither the Company nor the Guarantor shall be liable for any settlement of any such action effected without its consent (which will not be unreasonably withheld or delayed).

The Company and the Guarantor agree to notify each Underwriter with reasonable promptness of the commencement of any litigation or proceedings against the Company, the Guarantor or any of their respective officers or directors in connection with the issue and sale of the Securities or with the Registration Statement, the Disclosure Package, the Preliminary Prospectus or the Final Prospectus.

(b)   The Underwriters represent and warrant that the information furnished in writing to the Company and the Guarantor expressly for use with reference to the Underwriters in the Registration Statement, the Preliminary Prospectus or the Final Prospectus does not contain any untrue statement of a material fact and does not omit to state a material fact in connection with such information required to be stated in the Registration Statement, the Preliminary Prospectus or the Final Prospectus or necessary to make such information not misleading.

Each Underwriter severally agrees to indemnify, defend and hold harmless the Company and the Guarantor, each of their respective directors and officers and any person who controls the Company or the Guarantor within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any loss, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company, the Guarantor or any other indemnified person may incur under the Act or otherwise, insofar as such loss, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Disclosure Package, the Preliminary Prospectus, the Final Prospectus or any amendment or supplement thereto which is in reliance on and in conformity with information furnished in writing by or on behalf of the Underwriters to the Company and the Guarantor expressly for use with reference to the Underwriters, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in any of such documents or necessary to make such information not misleading. [The Company and the Guarantor acknowledge that the statements set forth in the last paragraph of the cover page of the Preliminary Prospectus and the Final Prospectus regarding delivery of the Securities and, under the heading “Underwriting” or “Plan of Distribution” in the Preliminary Prospectus and the Final Prospectus (in each case not including the Base Prospectus), (i) the list of Underwriters and their respective participation in the sale of the Securities in the Preliminary Prospectus and the Final Prospectus (in each case not including the Base Prospectus), (ii) the sentences related to concessions and reallowances in the Preliminary Prospectus and the Final Prospectus (in each case not including the Base Prospectus), and (iii) the paragraphs related to market making, stabilization, syndicate covering transactions and penalty bids in any Preliminary Prospectus and the Final Prospectus (in each case not including the Base Prospectus),] constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus or the Final Prospectus. Each Underwriter’s agreement to indemnify the Company, the Guarantor and any other indemnified person as aforesaid is expressly conditioned upon such Underwriter being notified of the action in connection therewith brought against the Company, the Guarantor or any other indemnified person by letter, telegram, or facsimile transmission addressed to it at its address furnished to the Company and the Guarantor for the purpose, with reasonable promptness after the first legal process which discloses the nature of the liability or claim shall have been served upon the Company or any other indemnified person (or after the Company, the Guarantor or any such person shall have received notice of such service on any agent designated by the Company, the Guarantor or any such person), but failure so to notify an Underwriter shall not relieve such Underwriter from any liability which it may have to the Company, the Guarantor or any other indemnified person otherwise than on account of the indemnity agreement contained in this Section 8.

Each Underwriter shall assume the defense of any suit brought to enforce any such liability or claim, including the employment of counsel satisfactory to the Company, the Guarantor or such other person and the payment of all expenses. The Company, the Guarantor or other indemnified person against whom such suit is brought shall have the right to employ separate counsel in any such suit and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Company, the Guarantor or such other indemnified person unless (i) the employment of such counsel has been specifically authorized by such Underwriter or (ii) the named parties to any suit (including any impleaded parties) include the Company, the Guarantor or such other indemnified person and such Underwriter, and the

Company, the Guarantor or such other indemnified person shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Underwriter, in which case the Underwriter shall not have the right to assume the defense of such action on behalf of the Company, the Guarantor or such other indemnified person, it being understood, however, that such Underwriter shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (and any required local counsel) for the Company, the Guarantor and such person, which firm (and local counsel, if any) shall be designated in writing by the Company and the Guarantor. An Underwriter shall not be liable for any settlement of any such action effected without their consent (which will not be unreasonably withheld or delayed).

(c)   If the indemnification provided for in this Agreement is unavailable to or insufficient to hold harmless an indemnified party under subsections (a) and (b) above for any reason other than as specified therein in respect of any losses, expenses, liabilities or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantor on the one hand and the Underwriters on the other hand from the offering of the Securities; or (ii) if the allocation provided in clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantor on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantor on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds (before deducting expenses) to the Company and the Guarantor from the sale of the Securities bears to the total underwriting fees received by the Underwriters, in each case as set forth on the cover page of the Final Prospectus. The relative fault of the Company and the Guarantor on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantor or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action.

The Company, the Guarantor and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Agreement were determined by pro rata allocation (even if you were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Agreement, each Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities placed by such Underwriter exceeds the amount of the damages which such

Underwriter has otherwise been required to pay by reason of an untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Each Underwriter’s obligation in this subsection (c) to contribute is several and not joint, in the same proportion which the amount of the Securities which were distributed to the public by such Underwriter pursuant to this Agreement bears to the total amount of such Securities distributed to the public through all of the Underwriters pursuant to this Agreement.

The obligations of the Company, the Guarantor and the Underwriters under this Section 8 shall be in addition to any liability that the Company, the Guarantor or the Underwriters may otherwise have.

9.     Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company and the Guarantor. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company, the Guarantor or any nondefaulting Underwriter for damages occasioned by its default hereunder.

10.  Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company and the Guarantor prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in the Guarantor’s Common Stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such exchange; (ii) a banking moratorium shall have been declared either by U.S. federal or New York State authorities; or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by any Preliminary Prospectus or the Final Prospectus (exclusive of any supplement thereto).

11.  Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company, the Guarantor or their officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters, the Company or the Guarantor or any of the indemnified persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12.  Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the [      ] (fax no.: (       )[      ]) and confirmed to [           ] at [           ], Attention: General Counsel; or, if sent to the Company or the Guarantor, will be mailed, delivered or telefaxed to (973) 740-5148 and confirmed to it at 1 CIT Drive, Livingston, New Jersey 07039, attention of the Legal Department.

13.  Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the indemnified persons referred to in Section 8 hereof and their respective successors, and no other person will have any right or obligation hereunder.

14.  No Fiduciary Duty. The Company and the Guarantor hereby acknowledge that (a) each of the Underwriters has been retained solely as an underwriter of the Notes and not as an advisor to, or agent of, the Company, the Guarantor or any other person, and (b) the engagement of each of the Underwriters, in connection with the issuance and sale of the Notes, is as an independent contractor and not in any other capacity, including as a fiduciary. Furthermore, each of the Company and the Guarantor and each of the Underwriters agree that it is solely responsible for making its own independent judgments with respect to the issuance and sale of the Notes.

15.  Jurisdiction. The Company agrees that any suit, action or proceeding against the Company brought by any Underwriter, the directors, officers, employees, affiliates and agents of any Underwriter, or by any person who controls any Underwriter, arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any State or U.S. federal court in The City of New York and County of New York, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. The Company hereby appoints CT Corporation as its authorized agent (the “Authorized Agent”) upon whom process may be served in any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated herein that may be instituted in any State or U.S. federal court in The City of New York and County of New York, by any Underwriter, the directors, officers, employees, affiliates and agents of any Underwriter, or by any person who controls any Underwriter, and expressly accepts the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding. The Company hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Company. Notwithstanding the foregoing, any action arising out of or based upon this Agreement may be instituted by any Underwriter, the directors, officers, employees, affiliates and agents of any Underwriter, or by any person who controls any Underwriter, in any court of competent jurisdiction in the Province of Nova Scotia, Canada. The parties hereto each hereby waive any right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.

16.  Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Guarantor and the Underwriters, or any of them, with respect to the subject matter hereof.

17.  Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

18.  Waiver of Jury Trial. Each of the Company and the Guarantor hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

19.  Currency. Each reference in this Agreement to U.S. dollars (the “relevant currency”), including by use of the symbol “$”, is of the essence. To the fullest extent permitted by law, the obligation of the Company and the Guarantor in respect of any amount due under this Agreement will, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the relevant currency that the party entitled to receive such payment may, in accordance with its normal procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the Business Day immediately following the day on which such party receives such payment. If the amount in the relevant currency that may be so purchased for any reason falls short of the amount originally due, the Company and the Guarantor will pay such additional amounts, in the relevant currency, as may be necessary to compensate for the shortfall. Any obligation of the Company and the Guarantor not discharged by such payment will, to the fullest extent permitted by applicable law, be due as a separate and independent obligation and, until discharged as provided herein, will continue in full force and effect.

20.  Waiver of Immunity. To the extent that the Company or the Guarantor has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its property, each of the Company and the Guarantor hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this Agreement.

21.  Waiver of Tax Confidentiality. Notwithstanding anything herein to the contrary, purchasers of the Securities (and each employee, representative or other agent of the Company or the Guarantor) may disclose to any and all persons, without limitation of any kind, the U.S. tax treatment and U.S. tax structure of any transaction contemplated herein and all materials of any kind (including opinions or other tax analyses) that are provided to the purchasers of the Securities relating to such U.S. tax treatment and U.S tax structure, other than any information for which nondisclosure is reasonably necessary in order to comply with applicable securities laws.

22.  Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

23.  Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

24.  Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” and “Securities Act” shall mean the U.S. Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Base Prospectus” shall mean the base prospectus referred to in paragraph 1(a) above contained in the Registration Statement at the Execution Time.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in The City of New York or the city of Halifax, Nova Scotia.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Preliminary Prospectus used most recently prior to the Execution Time, (iii) the Issuer Free Writing Prospectuses, if any, identified in Schedule III hereto, (iv) the final term sheet prepared and filed pursuant to Section 5(b) hereto, if any, and (v) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto became or becomes effective.

“Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Final Prospectus” shall mean the prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Base Prospectus.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Investment Company Act” shall mean the U.S. Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus referred to in paragraph 1(a) above which is used prior to the filing of the Final Prospectus, together with the Base Prospectus.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430A or Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended.

“Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B” and “Rule 433” refer to such rules under the Act.

“Trust Indenture Act” shall mean the U.S. Trust Indenture Act of 1939, as amended and the rules and regulations of the Commission promulgated thereunder.

“Well-Known Seasoned Issuer” shall mean a well-known seasoned issuer, as defined in Rule 405.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Guarantor and the several Underwriters.

Very truly yours,

CIT Group Funding Company of Canada

By:
Name: Title:

CIT Group Inc.

By:
Name: Title:

The foregoing Agreement is hereby

confirmed and accepted as of the

date first above written.

By:	[ ]

By:
Name: Title :

By:	[ ]

By:
Name: Title :

By:	[ ]

By:
Name: Title :

For themselves and as Representatives of

the other several Underwriters

named in Schedule II to the

foregoing Agreement.

SCHEDULE I

Underwriting Agreement

Representative(s):

Title, Purchase Price and Description of Securities:

Title:

Principal amount: $

Purchase price (include accrued interest or amortization, if any): %

Sinking fund provisions:

Redemption provisions:

Other provisions:

Closing Date, Time and Location:

Type of Offering:

Modification of items to be covered by the letter from PricewaterhouseCoopers LLP, delivered pursuant to Section 6(h) at the Closing Date:

SCHEDULE II

Underwriters	Principal Amount of [ ]% Securities to be Purchased
U.S.$

Total	U.S.$

2

SCHEDULE III

Schedule of Free Writing Prospectuses included in the Disclosure Package

EXHIBIT A

EXHIBIT B

2

EXHIBIT C

3

EXHIBIT D

4